Exhibit 5.1

	Tel 503 243 2300 Fax 503 241 8014	Holland & Knight LLP 2300 US Bancorp Tower 111 S.W. Fifth Avenue Portland, OR 97204 www.hklaw.com
October 29, 2007

Ascent Solar Technologies, Inc.

8120 Shaffer Parkway

Littleton, CO  80127

Re:                             Ascent Solar Technologies, Inc.
Registration Statement on Form S-3 filed October 29, 2007

Ladies and Gentlemen:

We are acting as counsel to Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) referenced above. The Registration Statement covers the resale of up to 40,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), issuable upon exercise of options (the “Options”) held by the selling security holder listed therein.

In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed. In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the shares of Common Stock underlying the Options, there will not have occurred any change in law affecting the validity or enforceability of these securities.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinions that, when issued and sold by the Company against payment therefor pursuant to the terms of the Options, the shares of Common Stock underlying the Options will be validly issued, fully paid and non-assessable.

We are expressing our opinion only as to matters of corporation law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP